EXHIBIT 3.12

                                STATE OF WYOMING

                                  Office of the
                               Secretary of State

                                [GRAPHIC OMITTED]

UNITED  STATES  OF  AMERICA,   }  ss.
STATE  OF  WYOMING             }  ss.



     I, DIANA J. OHMAN, Secretary of State of the State of Wyoming, do hereby certify

                           GLASSMASTER INDUSTRIES INC.

a corporation originally organized under the laws of the BRITISH COLUMBIA, did on APRIL 24, 1998, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State Wyoming.

     I FURTHER CERTIFY that GLASSMASTER INDUSTRIES INC. has renounced its original COUNTRY of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W. S. 17-16-1710.




                              IN  TESTIMONY WHEREOF, I have hereunto set my hand
     [SEAL] and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 24TH day of April A.D., 1998.



                              /s/  Diana  J.  Ohman
                              --------------------------------
                                   Secretary  of  State

                              By:  /s/
                                 -----------------------------


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